                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 4, 2001
                        (Date of earliest event reported)


                                  ORGANIC, INC.
                                  -------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      000-29405              94-3258989
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission           (I.R.S. employer
     of incorporation)                file number)          identification no.)
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
        601 Townsend Street, San Francisco, CA                 94103
        --------------------------------------               ---------
       (Address of principal executive offices)              (Zip Code)
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Registrant's telephone number, including area code             (415) 581-5300
                                                              ----------------
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Item 5.  Other Events.

         On December 4, 2001, Organic, Inc. (the "Company") received a proposal from Seneca Investments LLC ("Seneca") to acquire the common stock of the Company ("Common Stock") not owned by Seneca for $0.33 per share. The price per share is the same price proposed by Seneca in its initial proposal to the Company on September 18, 2001. The latest proposal followed the closing of the sale of a majority of the Company's outstanding shares of Common Stock beneficially held by Organic Holdings LLC. Seneca now holds 80.9% of the Company's outstanding shares of Common Stock.

         On December 5, 2001, Seneca informed the Company that it had initiated the tender offer to acquire shares of Common Stock of the Company not held by Seneca for $0.33 per share.

         The tender offer will be reviewed by a special committee of the Company's Board of Directors, which intends to advise holders of the Company's
Common Stock no later than December 18, 2001 whether the committee recommends that stockholders accept or reject the tender offer. The special committee may alternatively elect not to express an opinion and instead remain neutral or state that it is not able to take a position with respect to Seneca's tender offer. The proposal is subject to certain conditions, and there can be no assurance that the transaction contemplated by this proposal will occur or as to the timing or final terms thereof.

         The foregoing descriptions of the proposal from Seneca are qualified in their entirety by reference to the full text of the letter from Seneca to the Company, which is attached hereto as Exhibit 99.1. Further information regarding the proposal from Seneca is contained in the Company's press release dated
December 5, 2001, which is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

         Items (a) and (b) are inapplicable.

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
         (c)      Exhibits

                  Exhibit 99.1         Letter from Seneca Investments LLC to the
                                       Company, dated December 4, 2001.

                  Exhibit 99.2         Press Release issued by the Company,
                                       dated December 5, 2001.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ORGANIC, INC.



                                      By:   /s/ Mark D. Kingdon
                                            ---------------------------
                                            Mark D. Kingdon
                                            Chief Executive Officer


Date:  December 6, 2001
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                                  EXHIBIT INDEX

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
Exhibit
-------
99.1                       Letter from Seneca Investments LLC to the Company,
                           dated December 4, 2001.

99.2                       Press Release issued by the Company, dated December
                           5, 2001.
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